Exhibit 10.2

FORM OF SUPPORT AGREEMENT

This Support Agreement (this “Agreement”) is made as of July 7, 2021 by and among (i) Healthcare Capital Corp., a Delaware corporation (“SPAC”), (ii) Alpha Tau Medical Ltd., a company organized under the laws of the State of Israel (the “Company”), and (iii) the undersigned shareholder (“Holder”) of the Company. Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement.

WHEREAS, on or about the date hereof, SPAC, the Company, and Archery Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), have entered into that certain Agreement and Plan of Merger (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into SPAC, with SPAC continuing as the surviving entity (the “Merger”), all upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the DGCL; and

WHEREAS, as a condition to the willingness of SPAC and the Company to enter into the Merger Agreement, and as an inducement and in consideration therefor, and in view of the valuable consideration to be received by Holder thereunder, and the expenses and efforts to be undertaken by SPAC and the Company to consummate Business Combination (as defined below), SPAC, the Company and Holder desire to enter into this Agreement in order for Holder to provide certain assurances to SPAC and the Company regarding the manner in which Holder is bound hereunder to vote any shares of capital stock of the Company which Holder Beneficially Owns (the “Covered Shares”) during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms (the “Voting Period”) and the other matters set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Covenant to Vote in Favor of the Merger. Holder irrevocably agrees, with respect to all of the Covered Shares:

(a) during the Voting Period, Holder hereby agrees that it, he or she shall (i) vote all Covered Shares Beneficially Owned by it, him or her in favor of the Merger and the other transactions contemplated by the Merger Agreement (collectively, the “Business Combination”) and each other proposal related to the Business Combination and the Company becoming a public company included on the agenda for the special meeting of the Company Shareholders relating to the Business Combination, (ii) when such meeting of Company Shareholders is held, appear at such meeting or otherwise cause such Covered Shares to be counted as present thereat for the purpose of establishing a quorum; and (iii) vote (or execute and return an action by written consent), or cause to be voted at such meeting, or validly execute and return and cause such consent to be granted with respect to, all of such Covered Shares against (1) any Company Alternative Transaction Proposal or (2) any other action that would reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company under the Merger Agreement or any other agreement entered into in connection with the Business Combination or result in any of the conditions set forth in Article IX of the Merger Agreement not being fulfilled, result in a breach of any covenant, representation or warranty or other obligation or agreement of Holder contained in this Agreement or change in any manner the dividend policy or capitalization of, including the voting rights of, any class of Equity Securities of the Company;

(b) not to deposit, except as provided in this Agreement, any Covered Shares Beneficially Owned by Holder in a voting trust that would not be subject to the terms of this Agreement in respect of such Covered Shares;

(c) except as contemplated by the Merger Agreement or the Transaction Agreements, make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any shares of the Company capital stock in connection with any vote or other action with respect to Business Combination, other than to recommend that stockholders of the Company vote in favor of adoption of the Merger Agreement; and

(d) to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to the Business Combination, the Merger Agreement, and the other Transaction Agreements.

2. Transfers.

(a) Holder agrees that until the earlier of the consummation of the Closing or the valid termination of the Merger Agreement in accordance with its terms it shall not, and shall cause its Affiliates not to, without SPAC’s prior written consent, (i) Transfer any or all of the Covered Shares; (ii) grant any proxies or powers of attorney with respect to any or all of the Covered Shares; or (iii) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting Holder’s ability to perform its obligations under this Agreement. The Company hereby agrees that it shall not permit any Transfer of the Covered Shares in violation of this Agreement.

(b) In the event the Business Combination is consummated, Holder shall not Transfer any Equity Securities of the Company Beneficially Owned by it, him or her immediately following the Effective Time (such Equity Securities, the “Shareholder Lock-Up Securities” and such obligation not to Transfer, the “Shareholder Lock-up”) during the period commencing on the Closing Date and continuing through the date that is 180 days after the Closing Date. Notwithstanding the foregoing, if, subsequent to the Effective Time, the volume-weighted average price of Company Ordinary Shares on NASDAQ (or the U.S. exchange on which the Company Ordinary Shares are then listed) exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like recapitalization) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing Date, the Shareholder Lock-Up Securities shall be released from the Shareholder Lock-up.

(c) Notwithstanding the provisions set forth in Sections 2(a) or 2(b), Transfers of the Covered Shares or other Equity Securities of the Company and that are held by Holder or any of his, her or its permitted transferees (that have complied with this Section 2(c)), are permitted (i) in the case of an entity, to any officer, director or affiliate of Holder; (ii) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization; or (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; provided, however, that in the case of clauses (i) through (iii), such permitted transferees must, before any such Transfer is effected, enter into a written agreement with SPAC (if prior to the Effective Time) and the Company agreeing to be bound by this Agreement (including the provisions relating to voting and transfer restrictions).

(d) Holder agrees during the Voting Period to not take or agree or commit to take any action that would make any representation and warranty of Holder contained in this Agreement inaccurate in any material respect.

(e) Publicity. Holder shall not issue any press release or otherwise make any public statements with respect to Business Combination or the transactions contemplated herein without the prior written approval of the Company. Holder hereby authorizes the Company and SPAC to publish and disclose in any announcement or disclosure to the extent required by the SEC, Nasdaq or the Registration Statement or otherwise pursuant to applicable Law (including all documents and schedules filed with the SEC in connection with the foregoing), Holder’s identity and ownership of the Covered Shares and the nature of Holder’s commitments and agreements under this Agreement, the Merger Agreement and any other Transaction Documents.

3. Representations and Warranties of Holder. Holder hereby represents and warrants to SPAC and the Company as follows:

(a) (i) if Holder is not an individual, it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, and such party has all necessary power and authority to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby; (ii) if Holder is an individual, Holder has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her obligations hereunder;

(b) this Agreement has been duly executed and delivered by Holder and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of Holder, enforceable against Holder in accordance with the terms hereof (subject to the Enforceability Exceptions);

(c) the execution and delivery of this Agreement by Holder does not, and the performance by Holder of his, her or its obligations hereunder will not, (i) if Holder is not an individual, conflict with or result in a violation of the organizational documents of Holder, or (ii) require any consent or approval that has not been given or other action that has not been taken by any third party (including under any Contract binding upon Holder or the Covered Shares), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by Holder of his, her or its obligations under this Agreement;

(d) there are no Actions pending against Holder or, to the knowledge of Holder, threatened against Holder, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by Holder of its, his or her obligations under this Agreement;

(e) Holder has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of Holder’s obligations hereunder; and

(f) the Covered Shares are the only shares of capital stock of the Company owned of record or Beneficially Owned by Holder as of the date hereof, and none of such Covered Shares is subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Covered Shares, except as provided in this Agreement or the organizational documents of the Company.

4. New Securities. If, and as often as, (a) there are any changes in the Company or the Equity Securities of the Company by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other similar means that result in Holder acquiring new Equity Securities of the Company, (b) Holder purchases or otherwise acquires beneficial ownership of any Equity Securities of the Company after the date of this Agreement, or (c) Holder acquires the right to vote or share in the voting of any Equity Securities of the Company after the date of this Agreement (such other Equity Securities of the Company, collectively the “New Securities”), then, in each case, such New Securities acquired or purchased by Holder shall be subject to the terms of this Agreement to the same extent as if they constituted Covered Securities owned by Holder as of the date hereof. For the avoidance of doubt, this Section 4 shall not apply to any Equity Securities of the Company acquired after the Closing or pursuant to any PIPE Financing.

5. To the extent applicable to such Holder, each Holder hereby irrevocably waives and agrees not to exercise any rights he, she or it may have in connection with the Business Combination (including the issuance of shares by the Company in the context of the PIPE Financing) or the execution of the Merger Agreement pursuant to Article 14 (Pre-emptive Rights) of the currently effective Articles of Association of the Company.

6. Miscellaneous.

(a) Entire Agreement; Amendment; Waiver. This Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby, including, without limitation, with respect to Holder. This Agreement may not be changed, amended, modified or waived as to any particular provision, except by a written instrument executed by SPAC, the Company and the other parties charged with such change, amendment, modification or waiver, it being acknowledged and agreed that the Company’s execution of such an instrument will not be required after any valid termination of the Merger Agreement. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision

(b) Assignment; Binding Effect. No party hereto may assign either this Agreement or any of its rights, interests or obligations hereunder, other than in conjunction with Transfers expressly permitted by Section 2 (and subject to the terms thereof), without the prior written consent of the other parties. Any purported assignment in violation of this Section 5(b) shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on Holder, SPAC and the Company and their respective successors, heirs and permitted assigns or transferees.

(c) No Third Party Beneficiaries. Nothing in this Agreement shall be construed to confer upon, or give to, any Person other than the parties hereto any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors, heirs, personal representatives and permitted assigns or transferees.

(d) Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

(e) Governing Law; Jurisdiction; Waiver of Jury Trial. All Actions or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the internal substantive Laws of the State of Delaware applicable to contracts entered into and to be performed solely within such state, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction. Any Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby shall be brought in the Delaware Court of Chancery, and if the Delaware Court of Chancery does not have or take jurisdiction over such Action, any other federal or state courts located in the State of Delaware, and each of the Parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other Party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 5(e). EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(f) Notices. Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 11.02 of the Merger Agreement to the applicable party at its principal place of business.

(g) Termination. This Agreement shall terminate on the valid termination of the Merger Agreement in accordance with its terms. In the event of a valid termination of the Merger Agreement in accordance with its terms, this Agreement shall be of no force and effect. No such termination or reversion shall relieve Holder, SPAC or the Company from any liability resulting from a breach of this Agreement occurring prior to such termination.

(h) Remedies. Holder hereby agrees and acknowledges that SPAC and the Company, would be irreparably injured in the event of a breach by Holder of its, his or her obligations under Section 1 or Section 2, as applicable, of this Agreement. Further, monetary damages would not be an adequate remedy for any breach described in the foregoing sentence and the non-breaching party shall be entitled to an injunction, specific performance or other equitable relief, in addition to any other remedy that such party may have in law or in equity, in the event of any such breach (without providing any bond or other security in connection with any such remedy). Holder hereby agrees that it will not allege, and hereby waives the defense, that SPAC or the Company, has an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity.

(i) Definitions. As used herein, (i) “Beneficially Own” has the meaning ascribed to it in Section 13(d) of the Securities Exchange Act; (ii) “Transfer” means the (A) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, in each case, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder with respect to any security, (B) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of, or interest in, any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (C) public announcement of any intention to effect any transaction specified in clause (A) or (B).

(j) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) the term “including” (and with correlative meaning “include”) shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(k) Further Assurances. Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.

(l) Counterparts; Facsimile. This Agreement may also be executed and delivered by facsimile or electronic signature or by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

The Purchaser:

HEALTHCARE CAPITAL CORP.

By:
Name:
Title:

The Company:

ALPHA TAU MEDICAL LTD.

By:
Name:
Title:

{Signature Page to Shareholder Support Agreement}

Holder:

By:
Name:

Number and Type of Covered Shares:

__________ Company Ordinary Shares

__________Company Preferred A Shares

__________Company Preferred B Shares

Address for Notice:

Address:

Facsimile No.:

Telephone No.:

Email:	:

{Signature Page to Shareholder Support Agreement}